Exhibit 10.1

[No.             ]

VERISIGN, INC.

1998 EQUITY INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the “Agreement”) is made and entered into as of August     , 2003 (the “Effective Date”) by and between VeriSign, Inc., a Delaware corporation (the “Company”), and the purchaser named below (the “Purchaser”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 1998 Equity Incentive Plan (the “Plan”).

Purchaser:

Social Security Number:

Address:

Total Number of Shares:

Purchase Price Per Share:	$0.001

Total Purchase Price:

1. Purchase of Shares.

1.1 Purchase of Shares. On the Effective Date and subject to the terms and conditions of this Agreement and the Plan, Purchaser hereby purchases from the Company, and the Company hereby sells to Purchaser, the Total Number of Shares set forth above (the “Shares”) of the Company’s Common Stock at the Purchase Price Per Share as set forth above (the “Purchase Price Per Share”) for a Total Purchase Price as set forth above (the “Purchase Price”). As used in this Agreement, the term “Shares” includes the Shares purchased under this Agreement and all securities received (i) in replacement of the Shares, (ii) as a result of stock dividends or stock splits with respect to the Shares, and (iii) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

1.2 Title to Shares. The exact spelling of the name(s) under which Purchaser will take title to the Shares is:

Purchaser desires to take title to the Shares as follows:

☐	Individual, as separate property

☐	Husband and wife, as community property

☐	Joint Tenants

1.3 Payment. Purchaser hereby delivers payment of the Purchase Price as follows (check and complete as appropriate):

☐	in cash (by check) in the amount of $ , receipt of which is acknowledged by the Company;

☐	by cancellation of indebtedness of the Company owed to Purchaser in the amount of $ ;

☐	by delivery of fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Purchaser for at least six (6) months prior to the date hereof (which have been paid for within the meaning of SEC Rule 144 and, if purchased by use of a promissory note, such note has been fully paid with respect to such vested shares), or obtained by Purchaser in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $ per share; or

☐	by the waiver hereby of compensation due or accrued for services rendered in the amount of $ .

1.4 Stock Withholding. The Company may withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined, in satisfaction of Purchaser’s federal, state and local tax liability for which the Purchaser is obligated to pay to the Company in connection with the purchase or vesting of any Shares that is subject to tax withholding.

2. Delivery.

2.1 Deliveries by Purchaser. Purchaser hereby delivers to the Company (i) two signed copies of this Agreement (including the Spousal Consent attached hereto as Exhibit 1); (ii) two signed copies of the Stock Power and Assignment Separate from Stock Certificate in the form of Exhibit 2 (“Stock Powers”) attached hereto; and (iii) payment of the Purchase Price, receipt of which is acknowledged by the Company. The Company will issue duly executed stock certificates evidencing the Shares in the name(s) indicated by Purchaser, as Purchaser elects above in Section 1.2. The certificates shall be placed in escrow as provided in Section 7 below until such Shares are no longer subject to forfeiture, as described in Section 5 below.

2.2 Deliveries by the Company. Upon its receipt of the Purchase Price and all the documents to be executed and delivered by Purchaser to the Company under Section 2.1, the Company will issue a duly executed stock certificate evidencing the Shares in the name(s) indicated by Purchaser, as Purchaser elects above in Section 1.2.

3. Representations and Warranties of Purchaser. Purchaser represents and warrants to the Company that Purchaser has received a copy of the Plan and this Agreement, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. Purchaser acknowledges that there may be adverse tax consequences upon purchase and disposition of the Shares, as discussed in Section 9 below, and that Purchaser should consult a tax adviser prior to such purchase or disposition.

4. Restrictions on Transfers. Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of the Shares which are subject to forfeiture (as described in Section 5 below), except as permitted by this Agreement.

5. Forfeiture of Unvested Shares.

5.1 Forfeiture. If Purchaser is Terminated (as defined in the Plan) for any reason, or no reason, including without limitation Purchaser’s death, Disability (as defined in the Plan), voluntary resignation or termination by the Company with or without Cause (as defined in the Plan), then Purchaser’s Unvested Shares (as defined in Section 5.1 below) shall be immediately and automatically forfeited to the Company.

5.2 Unvested and Vested Shares. Shares that are vested pursuant to this Section 5.1 are “Vested Shares.” Shares that are not vested pursuant to this Section 5.1 are “Unvested Shares.” Unvested Shares may not be sold or otherwise transferred by Purchaser without the Company’s prior written consent. On the Effective Date all of the Shares will be Unvested Shares. Subject to the terms and conditions of the Plan and this Agreement, Shares shall vest as follows: (a) if Purchaser has continuously provided services to the Company, or any Parent or Subsidiary of the Company, then on the second anniversary of the Effective Date (the “Vesting Date”), one hundred percent (100%) of the Shares shall vest; provided, however, that with respect to one-third of such Shares, Purchaser shall not transfer, assign, grant a lien or security interest in, pledge, hypothecate, encumber or otherwise dispose of any of such Shares until the third anniversary of the Effective Date except as otherwise provided in Section 1.4. No Shares will become Vested Shares after the Termination Date. The number of Shares that are Vested Shares or Unvested Shares will be proportionally adjusted for any stock split or similar change in the capital structure of the Company as set forth in Section 2.2 of the Plan.

5.3 Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Company (or any Parent or Subsidiary of the Company) to terminate Purchaser’s employment or other relationship with the Company (or any Parent or Subsidiary of the Company) at any time for any reason or no reason, with or without Cause.

6. Rights as a Shareholder. Subject to the terms and conditions of this Agreement, Purchaser will have all of the rights of a shareholder of the Company with respect to the Shares from and after the date that Purchaser delivers payment of the Purchase Price until such time as Purchaser disposes of the Shares or, as applicable, the Unvested Shares are forfeited as set forth in Section 5 above. Purchaser will have no further rights as a holder of the Shares with respect to any Unvested Shares which are forfeited as set forth in Section 5 above.

7. Escrow. As security for Purchaser’s faithful performance of this Agreement, Purchaser agrees that the stock certificate(s) evidencing the Shares shall be retained by the Secretary of the Company or other designee of the Company (the “Escrow Holder”), who is hereby appointed to hold such certificate(s), together with the Stock Powers executed by Purchaser and by Purchaser’s spouse, if any (with the date and number of Shares left blank), s in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Escrow Holder will act solely for the Company as its agent and not as a fiduciary. Purchaser and the Company agree that Escrow Holder will not be liable to any party to this Agreement (or to any other party) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. Once the Shares are no longer subject to forfeiture, as set forth in Section 5 above, the Shares will be released from escrow.

8. Restrictive Legends and Stop-Transfer Orders.

Legends. Purchaser understands and agrees that the Company may place the legends set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any legends that may be required by state or federal securities laws and the Company’s Certificate of Incorporation or Bylaws:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO FORFEITURE AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT AS PERMITTED UNDER THE AGREEMENT. A COPY OF THE AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER.

8.2 Stop-Transfer Instructions. Purchaser agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Company may issue appropriate “stop-transfer” instructions to its transfer agent. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as the owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been transferred in violation of any of the provisions of this Agreement.

8.3 Refusal to Transfer. The Company will not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

9. Tax Consequences. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS (i) THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (ii) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. Purchaser hereby acknowledges that Purchaser has been informed that, unless an election is filed by the Purchaser with the Internal Revenue Service (and, if necessary, the proper state taxing authorities) within 30 days of the purchase of the Shares to be effective, electing pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable) to be taxed currently on any difference between the Purchase Price of the Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to the Purchaser, measured by the excess, if any, of the Fair Market Value of the Vested Shares, at the time they cease to be Unvested Shares, over the Purchase Price for such Shares. Purchaser represents that Purchaser has consulted any tax advisers Purchaser deems advisable in connection with Purchaser’s purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) (including a form of Transmittal Letter) and an explanatory letter regarding such election are attached hereto as Exhibit 3 and Exhibit 4, respectively, for reference. PURCHASER HEREBY ASSUMES ALL RESPONSIBILITY FOR FILING SUCH ELECTION AND PAYING ANY TAXES RESULTING FROM SUCH ELECTION OR FROM FAILURE TO FILE THE ELECTION AND PAYING TAXES RESULTING FROM THE LAPSE OF THE FORFEITURE RESTRICTIONS ON THE UNVESTED SHARES.

10. Compliance with Laws and Regulations. The issuance and transfer of the Shares will be subject to and conditioned upon compliance by the Company and Purchaser with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

11. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser’s heirs, executors, administrators, legal representatives, successors and assigns.

12. Governing Law; Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California, excluding that body of laws pertaining to conflict of laws. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

13. Notices. Any notice required to be given or delivered to the Company shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Purchaser shall be in writing and addressed to Purchaser at the address indicated above or to such other address as Purchaser may designate in writing from time to time to the Company. All notices shall be deemed effectively given upon personal delivery, (i) three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) one (1) business day after its deposit with any return receipt express courier (prepaid), or (iii) one (1) business day after transmission by rapifax or telecopier.

14. Further Instruments. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

15. Headings. The captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. All references herein to Sections will refer to Sections of this Agreement.

16. Entire Agreement. The Plan and this Agreement, together with all its Exhibits, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between the parties hereto with respect to the specific subject matter hereof.

[Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in triplicate by its duly authorized representative and Purchaser has executed this Agreement in triplicate as of the Effective Date.

VERISIGN, INC.	PURCHASER

By:
(Signature)

(Please print name)	(Please print name)

(Please print title)

[Signature page to VeriSign, Inc. Restricted Stock Purchase Agreement]

LIST OF EXHIBITS

Exhibit 1:	Spousal Consent

Exhibit 2:	Stock Power and Assignment Separate from Stock Certificate

Exhibit 3:	Election under Section 83(b) of the Internal Revenue Code (and form of Transmittal Letter)

Exhibit 4:	Explanatory Letter regarding an Election under Section 83(b) of the Internal Revenue Code

EXHIBIT 1

SPOUSAL CONSENT

Spousal Consent

The undersigned spouse of                      (the “Purchaser”) has read, understands, and hereby approves the Restricted Stock Purchase Agreement between Purchaser and the Company (the “Agreement”). In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, the undersigned hereby agrees to be irrevocably bound by the Agreement and further agrees that any community property interest shall similarly be bound by the Agreement. The undersigned hereby appoints Purchaser as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Date:
Print Name of Purchaser’s Spouse

(Please print name)	Signature of Purchaser’s Spouse

Address:
(Please print title)

☐ Check this box if you do not have a spouse.

EXHIBIT 2

STOCK POWER AND ASSIGNMENT SEPARATE FROM STOCK CERTIFICATE

Stock Power and Assignment

Separate from Stock Certificate

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Purchase Agreement dated as of                          (the “Agreement”), the undersigned hereby sells, assigns and transfers unto                                              ,                                  (                    ) shares of the Common Stock of VeriSign, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).                          delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company, as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

PURCHASER

Name:

Instructions to Purchaser: Please do not fill in any blanks other than the signature line. The purpose of this Stock Power and Assignment is to enable the Company and/or its assignee(s) to acquire Unvested Shares upon their forfeiture, as set forth in Section 5 of the Agreement between you and the Company, without requiring additional signatures from you.

EXHIBIT 3

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

(AND TRANSMITTAL LETTER)

Election Under Section 83(b) of the Internal Revenue Code

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, as amended, to include in gross income for the Taxpayer’s current taxable year the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services.

1.	TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.	The property with respect to which the election is made is described as follows: shares of Common Stock of VeriSign, Inc., a Delaware corporation (the “Company”), which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares were transferred was , and this election is made for calendar year .

4.	The shares are subject to the following restrictions: The shares, to the extent unvested at the time of Taxpayer’s termination of employment or services, will be immediately and automatically forfeited to the Company.

5.	The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $ per share at the time of transfer.

6.	The amount paid for such shares was $ per share.

7.	The Taxpayer has submitted a copy of this statement to the Company.

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE PROPERTY, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:
Taxpayer’s Signature

                            ,

BY CERTIFIED OR REGISTERED MAIL NO.

RETURN RECEIPT REQUESTED

Internal Revenue Service

[5045 East Butler Avenue

Fresno, CA 93888*]

Re:	Section 83(b) Election
Name:
SSN:

Dear Sir/Madam:

Enclosed please find the original and one copy of a Section 83(b) Election for filing on behalf of the above-referenced taxpayer.

Please acknowledge your receipt of this filing by signing or stamping and dating the copy of the Election Form and returning it to the undersigned. A self-addressed, stamped envelope is provided for your convenience.

Very truly yours,

Enclosures

cc:	[Employee]
VeriSign, Inc.

*	Make sure filing in Fresno is permitted. Please see attached listing of filing locations which comes from IRS form 1040, page 2096.

EXHIBIT 4

EXPLANATORY LETTER REGARDING AN ELECTION UNDER SECTION 83(b) OF THE

INTERNAL REVENUE CODE

                    , 2003

[Address]

Re:    Section 83(b) Election

Dear                                     :

This letter is in reference to your purchase of                      shares of common stock of VeriSign, Inc. (the “Company”) under a Restricted Stock Purchase Agreement dated                                 , (the “Agreement”).

As you know, the Agreement provides that the shares you are purchasing under the Agreement will be subject to forfeiture to the Company if your employment or arrangement to provide services with the Company terminates for any or no reason within a stated period of time. This “vesting” restriction should be considered a “substantial risk of forfeiture” within the meaning of Section 83 of the Internal Revenue Code of 1986, as amended (“IRC”).

As a result of this restriction on your shares, you would normally be taxed, when the restriction lapses on each portion of the shares (i.e. when they “vest”), on an amount equal to the excess of the fair market value of the shares that vest and become free of the restriction (with such fair market value being measured as of the date the restriction lapses) over the amount you paid for those shares. If the shares appreciate in value between now and the time the restriction lapses, you would be required to include the appreciation in your Federal and California, if applicable, taxable gross income. This amount would be taxable at the full ordinary rates (presently up to a maximum marginal rate of 38.6% for Federal income tax purposes and 9.3% for California income tax purposes) as compensation, when the restriction lapses, even if you continue to hold the shares. This could result in an unexpected (and possibly substantial) tax to you in future years.

However, under IRC Section 83(b) you may elect instead to be taxed this year on the excess, if any, of the fair market value of the shares (determined without regard to the restrictions mentioned above) on the date you buy the shares over the amount you paid for the shares. If you file such an election, any subsequent appreciation (or decline) in the value of the shares would be taxed as a capital gain (or loss) when you eventually dispose of the shares. This gain will be a long-term capital gain or loss provided you hold such shares for more than twelve (12) months.

If you decide to make the election, it must be filed with the Internal Revenue Service (at the same office with which you file your annual tax return) within 30 days of your purchase of the shares. Please verify at the bottom of this letter, the IRS office with which you file your annual tax return, based upon the information provided on Exhibit A to this letter. TIMELY FILING OF THE ELECTION IS VERY IMPORTANT! Once made, the election cannot be revoked without the consent of the Internal Revenue Service. If you would like advice on the advisability of making the election, please consult your tax advisor immediately.

If you do make the election, we recommend you send the election form with the cover letter to the IRS by certified or registered mail WITHIN 30 DAYS OF YOUR PURCHASE OF THE SHARES. Enclosed is a form of cover letter to the Internal Revenue Service (“IRS”) for you to use when filing the signed and completed Section 83(b) election form. Please note that you are responsible for the timely filing of this form. Please send me a copy of the letter you send to the IRS along with a copy of the signed 83(b) election form for the Company’s records. You must also file a copy of the election form with your tax return for this year. You should keep a copy of the signed 83(b) election form for your records.

Please confirm your receipt and understanding of this letter by (i) signing a copy of this letter in the space indicated below, (ii) placing a check mark in the relevant box to indicate your choice of action, and (iii) returning one signed copy to me.

Very truly yours,

Jeffrey K. Bergmann

I have read and understood the foregoing explanation of the 83(b) election set forth in this letter this          day of                         ,         . I have decided to:

☐	Not file the election form.

☐	File the election form.

Signature of Shareholder

Enclosures:

Exhibit A

Election forms are to be filed at the applicable IRS address below which is where the individual filing the 83(b) form files his or her tax returns.

This information was last revised and updated on December 31, 2002.

IF You Live In                          mail to Internal Revenue Service Center at:

Florida, Georgia, Mississippi, North Carolina, South Carolina, West Virginia	Atlanta, GA 39901-0002

New York (New York City and counties of Nassau, Rockland, Suffolk, and Westchester)	Holtsville, NY 00501-0002

New York (all other counties), Maine, Massachusetts, Michigan, New Hampshire, Rhode Island, Vermont	Andover, MA 05501-0002

Illinois, Indiana, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Utah, Wisconsin	Kansas City, MO 64999-0002

Connecticut, Delaware, District of Columbia, Maryland, New Jersey, Pennsylvania	Philadelphia, PA 19255-0002

Colorado, Kentucky, Louisiana, Montana, New Mexico, Oklahoma, Texas, Wyoming	Austin, TX 73301-0002

Alaska, Arizona, California, Hawaii, Idaho, Nevada, Oregon, Washington	Fresno, CA 93888-0002

Alabama, Arkansas, Ohio, Tennessee, Virginia	Memphis, TN 37501-0002

All APO (Army Post Office) and FPO (Fleet Post Office) addresses, American Samoa, nonpermanent residents of Guam or the Virgin Islands*, Puerto Rico (or if excluding income under Internal Revenue Code section 933), dual-status aliens, a foreign country: U.S. citizens and those filing Form 2555, 2555-EZ, or 4563	Philadelphia, PA 19255-0215 USA

* Permanent residents of Guam should use: Department of Revenue and Taxation, Government of Guam, P.O. Box 23607, GMF, GU 96921;	*Permanent residents of Virgin Islands should use: V.I. Bureau of Internal Revenue, 9601 Estate Thomas, Charlotte Amalie, St. Thomas, VI 00802.

Section 83(b) Election

Frequently Asked Questions

Q       Do I have to make the Section 83(b) election?

A       No.

Q       What happens if I do not make the Section 83(b) election?

A       Normally, when an employee is provided the opportunity to acquire company stock at a discount, the difference between the fair market value of the stock and the price the employee pays is taxable as ordinary compensation income on the date of purchase. However, where the stock is subject to substantial risk of forfeiture (as is the case here), the employee generally will not recognize income until those restrictions lapse. When the stock becomes fully vested, the employee is taxed on the excess of the fair market value of the stock at that date over the price paid by the employee. For example, an employee is granted the right to acquire 10,000 shares of company stock (with a two year cliff vesting) at 1 cent per share when the stock was valued at $14 per share. The employee chooses to not make the Section 83(b) election and the stock is worth $20 when it becomes fully vested on the second anniversary date. The employee would not recognize income on the purchase of the shares, but would recognize $199,9001 as ordinary compensation income in year 2 when the stock becomes fully vested.

Q       What happens if I do make the election?

A       If the employee makes the election, the stock they receive is treated as though there are no substantial risks of forfeiture. This means that the excess of the fair market value of the stock, (disregarding any restrictions that will lapse over time) over the price the employee pays will be taxable at the date of purchase as ordinary compensation income. Any future appreciation or depreciation in relation to the fair market value at the date of purchase would be taxable as capital gain or loss when the stock is finally sold. Assuming the same facts as above and the stock is finally sold for $30 per share, (1) the employee would recognize $139,9002 of ordinary income at the date the stock is acquired, (2) no taxable event occurs when the stock becomes fully vested, and (3) the employee would recognize $160,0003 of long-term capital gain4 when the stock is sold.

Q       What happens if I make the election and I forfeit the stock before it vests?

[1]	$200,000 – $100

[2]	$140,000 – $100

[3]	$300,000 – $140,000

[4]	Assuming the stock is held more than 1 year before it is sold.

A       If the employee makes the election and the property with respect to which the election is made is ultimately forfeited pursuant to restrictions attached to the property, the statute imposes an additional cost to the election. No deduction is available to the employee with respect to any income inclusion that results from the Section 83(b) election. In the above example, the employee would recognize $139,900 of compensation income at grant and recognize a $100 capital loss when the stock is forfeited.

Q       What happens if I make the election and the stock goes down in value once I am fully vested?

A       The employee would recognize a capital loss equal to the difference between the fair market value on the date the stock was acquired over the sales price of the stock sold. Using the previous facts, if the stock was sold for $10 per share in year 2, the employee would have a loss of $40,0005. This would be a capital loss and subject to the limitations on capital losses. Generally, federal and state tax laws limit the use of capital losses to offset capital gains plus a nominal amount each year ($3,000 for federal purposes and $1,000 for CA purposes)6.

Q       Should I make the election?

A       The answer to this question will depend on your tolerance for risk and how you view the general stock market as well as the future appreciation potential of VeriSign, Inc. stock and the likelihood you will not forfeit the stock. There clearly is no one answer fits all here. You should consult with your personal tax advisor and consider carefully the risks and rewards for making such an election. There is no risk in not making the election, just the lost opportunity of qualifying for a reduced capital gain tax (20% vs. 38.6%) on the future appreciation over the fair market value on the date of grant.

[5]	$100,000 – $140,000

[6]	Individuals cannot carryback capital losses, but can carry them forward indefinitely.